UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 15, 2017 (Date of earliest event reported)
MedAmerica Properties Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

5200 Town Center Circle, Suite 550, Boca Raton, Florida (Address of principal executive offices)	33486 (Zip Code)

(561) 617-8050 (Registrant’s telephone number, including area code) Banyan Rail Services Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2017, MedAmerica Properties Inc., formerly Banyan Rail Services Inc. (the “Company”), filed amendments (the “Amendments”) to its Certificate of Incorporation with the State of Delaware to (1) change the name of the Company from “Banyan Rail Services Inc.” to “MedAmerica Properties Inc.,” and (2) effect a 1 for 10 reverse stock split of the issued and outstanding shares of common stock of the Company. The name change and stock split will become effective with FINRA on June 20, 2017.

The Amendments were adopted by written consent of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on the Amendments as described in the Company’s information statement on Schedule 14C filed with the Securities and Exchange Commission on May 26, 2017.

A copy of the Certificate of Amendment effecting the name change and reverse stock split, as filed with the Delaware Secretary of State on June 15, 2017, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company’s common stock is currently quoted on the OTC Markets, or OTCQB, under the symbol “BARA:US.” In connection with the name change and reverse stock split, we submitted to the Financial Industry Regulatory Authority, Inc. (“FINRA”) a voluntary request for the change of our trading symbol to “MAMP.” On June 19, 2017, FINRA notified us that the name change and the reverse stock split will take effect at the open of business on June 20, 2017, at which time the Company’s common stock will trade for 20 trading days on a post stock split basis under the symbol “BARAD.” After the 20 trading days, the “D” will be deleted and the new trading symbol “MAMP” will take effect.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation, filed with the Delaware Secretary of State on June 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc. By: /s/ Christopher J. Hubbert Name: Christopher J. Hubbert Title: Secretary
Dated June 19, 2017